UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 21, 2020
(Date of earliest event reported)

MEDTAINER, INC. (Exact name of Registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-29381 (Commission File Number)	65-0207200 (IRS Employer Identification Number)

1620 Commerce St. Corona, CA (Address of principal executive offices)		92880 (ZIP Code)
(844) 226-5649 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On May 21, 2020, the Company issued 20,000,000 Shares of Common Stock to an unrelated party in consideration of $200,000. The shares are restricted securities, as defined in Rule 144, promulgated under the Securities Act of 1933 and were offered and sold without registration thereunder in reliance on the exemption from registration afforded by Section 4(a)(2) thereof and by Rule 506(c) promulgated thereunder, inasmuch as the sale was a transaction by an issuer not involving a public offering.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 15, 2020, Curtis Fairbrother, a director of the Registrant and its chief executive officer and chief officer, resigned from these positions and as an employee of the Registrant, pursuant to a Separation Agreement, dated June 15, 2020, by and between the Registrant and him. Such resignation was not the result of any disagreement between him and the Registrant. Mr. Fairbrother has 8 calendar days to revoke the Separation Agreement. If such revocation does not occur, (i) Mr. Fairbrother will then be employed by the Registrant for a fixed term ending November 30, 2020, at a salary of $10,000 per month, to assist the chief executive officer with transitional matters, (ii) the Registrant’s indebtedness to him, which is agreed to be $145,844 under the Separation Agreement, will be repaid in 24 monthly payments of $6,093, including interest at the Applicable Federal Rate and (iii) Mr. Fairbrother will have released the Registrant from all claims that he had against the Registrant on June 15, 2020, including those directly or indirectly arising out of or in any way connected with his employment or his service as an officer or director of the Registrant.

The board of directors has determined not to replace Mr. Fairbrother as a director and has reduced the number of directors comprising the board of directors to one, such that Mr. Douglas Heldroon is the the Registrant’s sole director.

Also, on June 15, 2020, Mr. Heldoorn, was appointed to the offices of chief executive officer and chief financial officer. Prior to such appointment, he had served as a member of the Registrant’s board of directors and its President and Chief Operating Officer since 2014; he will continue to serve in those offices. He has over 20 years of management and executive experience. From 2009 to 2012, he served as the Executive General Manager at Nissan Motor Corporation, overseeing management training as well as specializing in turning distressed dealerships into profitable businesses. Overseeing multimillion-dollar advertising budgets, he ran dealerships that consistently netted $20 million per month in income. He became one of the top Executive Managers for automotive retail in North America. Mr. Heldoorn is a master motivational speaker and sales trainer and specializes in business acquisition and turn-arounds. He is recognized for his advertising, branding and communications acumen. His franchises have consistently landed in the top 5% in the nation.

There are no family relationships between Mr. Heldoorn and any of the Registrant’s other officers there was and is no arrangement or understanding between him and the Registrant or any other person pursuant to which he was selected to serve in his new offices. There is no employment agreement between Mr. Heldoorn and the Registrant. He will serve in his offices at the pleasure of the board of directors, absent any employment agreement.

Until August 31, 2018, the Registrant subleased the 8,000-square-foot property at which its headquarters and all of its operations are located from an independent sublessor, which leased the 10,000-square-foot building in which this property is located from its owner under a lease that expired on August 31, 2018. When the lease expired, the sublessor did not extend it or enter into a new lease. The Registrant desired to continue to occupy these premises, but the owner was unwilling to enter into a lease with it; the owner, however, was willing to enter into a lease with DPH Supplements Inc. (“DPH”), a corporation owned by Mr. Heldoorn. Accordingly, DPH leased the building from its owner under a lease, dated August 27, 2018, which has a term of two years, expiring on August 31, 2020, at a rental of $11,108 per month which increased to $12,401 under an amendment to the lease on May 1, 2020. DPH then subleased 8,000 square feet to the Registrant under a one-year sublease at a monthly rent of $8,640 per month and on the other terms set forth in Item 2 and subleased the remaining 2,000 square feet to a third party at a rent of $2,467 per month. Thus, (a) the Registrant subleased 80% of the area of the building and paid 77.8% of the total rent paid by DPH for the building, (b) the amounts that DPH received as rent under the two subleases was equal to the rent that it paid to the owner of the building and (c) DPH netted no income from the sublease after it paid rent to the owner. On September 1, 2019, the Registrant and DPH amended this sublease to extend its term for one year, expiring on August 31, 2020, and to increase the monthly rent to $8,967, leaving the other provisions of the lease unaffected. The Registrant now leases 80% the total area of the building, and pays 72.3% of the total rent paid by DPH for the building. The Registrant believes that it is paying rent at the market rate for space in the area in which its premises are located and that its sublease with DPH is fair to the Registrant and in its best interest.

Mr. Heldoorn has provided support to the Registrant when its credit has been insufficient to obtain its own credit and when it has had insufficient funds to purchase equipment and products. In 2017 and 2016, DPH acquired the two printers that the Registrant uses for its printing services for $20,000 each and leased them to the Registrant under capital leases, each of which was payable in 24 monthly installments of $2,000 that included interest at the rate of 19.87% per annum. In 2019 and 2018, the Registrant paid $10,000 and $30,000, respectively, to DPH under these leases. The Registrant believes that the terms on which it could have leased these printers from a third party under capital leases are substantially the same as those on which it leased them from DPH and that there leases were fair to the Registrant and in its best interest.

In 2019 and 2018, the Registrant purchased $74,416 and $72,898, respectively, of products for resale from Mr. Heldoorn or one of the entities that he controls.

The Registrant has received loans from Mr. Heldoorn from time to time since 2014. All of these loans are non-interest-bearing and have no set maturity date. The Registrant expects to repay these loans when funds become available. During the years ended December 31, 2019, December 31, 2018, and during the period from January 1, 2020, to June 16, 2020, the Registrant received and repaid loans from and to him as follows:

Balance at December 31, 2017	$122,994
Year ended December 31, 2018:
Amounts loaned	207,166
Amounts repaid	—
Balance at December 31, 2018	$330,160
Year ended December 31, 2019:
Amounts loaned	370,293
Amounts repaid	(278,175)
Balance at December 31, 2019	$422,278
Year ending December 31, 2020:
Amount loaned	95,082
Amounts repaid	(134,066)
Balance on June 16, 2020	$383,294

The Registrant reports Mr. Heldoorn’s compensation pursuant to Item 402 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTAINER, INC.

By: /s/ Douglas Heldoorn

Douglas Heldoorn

Chief Executive Officer

Dated: June 17, 2020